UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):    June 15, 2023
BENSON HILL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39835	85-3374823
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1001 North Warson Rd.
St. Louis, Missouri 63132
(Address of principal executive offices)
(314) 222-8218
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, $0.0001 par value	BHIL	The New York Stock Exchange
Warrants exercisable for one share of common stock at an exercise price of $11.50	BHIL WS	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.
(a)

The information contained in Item 5.02(b) of this Current Report on Form 8-K regarding Matthew Crisp is incorporated by reference herein.
(b)

On June 15, 2023, Matthew Crisp agreed to resign as the Chief Executive Officer and as a director of Benson Hill, Inc. (the “Company”), effective immediately. Mr. Crisp’s resignation was not due to any disagreement with the Company. In connection with Mr. Crisp’s resignation, the Company and Mr. Crisp entered into a separation and release agreement, dated as of June 15, 2023 (the “Crisp Separation Agreement”). Pursuant to the Crisp Separation Agreement, among other things: (i) Mr. Crisp’s employment agreement with the Company, dated September 29, 2021 (the “Crisp Employment Agreement”), was terminated; (ii) Mr. Crisp provided a general release of claims in favor of the Company; (iii) all of Mr. Crisp’s outstanding equity awards shall continue to vest for the duration of Mr. Crisp’s Consultancy (as defined in the Crisp Consulting Agreement (as defined below)); (iv) if Mr. Crisp’s Consultancy is terminated without cause or due to death or disability, then at the termination of his Consultancy, any unvested portion of such outstanding equity awards that are subject to time-vesting shall become vested on such date to the extent that the awards would otherwise have vested through the June 15, 2025 vesting period; (v) the Company will pay Mr. Crisp a lump sum amount equivalent to 18 months of individual COBRA premiums with an additional 6 month grossed up lump sum if no group coverage is available at the end of the COBRA period and will reimburse the actual cost of dependent COBRA coverage up to the maximum COBRA period or until enrolled in group coverage; (vi) in the event that Mr. Crisp is terminated within 12 months following or three months preceding a Change in Control (as such term is defined in the Company’s 2021 Omnibus Incentive Plan (the “Incentive Plan”)), then any unvested portion of such outstanding equity awards that are subject to time-vesting (including, but not limited to, any awards for which the performance goals have been achieved but that remain subject to time vesting) shall become fully time-vested as of the termination of Mr. Crisp’s Consultancy; and (vii) in the event that Mr. Crisp’s Consultancy is terminated (a) by the Company for cause or (b) voluntarily by Mr. Crisp, then all vesting will cease as of the date Mr. Crisp’s Consultancy is terminated and all unvested equity awards shall be forfeited. Additionally, pursuant to the Crisp Separation Agreement, certain provisions of the Crisp Employment Agreement regarding the loyalty agreement entered into between Mr. Crisp and the Company and certain non-competition and non-solicitation provisions of the Crisp Employment Agreement shall survive the termination of the Crisp Employment Agreement. Mr. Crisp remains subject to a clawback provision whereby he agrees to forfeit any unpaid Phase I or Phase II bonus under the Consulting Agreement and to repay any portions of the Phase I or Phase II bonus already paid in the event Mr. Crisp’s Consultancy is terminated for cause due to violations of the restrictive covenants in the Crisp Separation Agreement, provided that Mr. Crisp be provided a fifteen day cure period if the Company determines the violation is capable of being cured.

In connection with Mr. Crisp’s resignation, the Company entered into a consulting agreement with Mr. Crisp (the “Crisp Consulting Agreement”), pursuant to which Mr. Crisp will be engaged as a consultant to provide transition support through June 15, 2024. Pursuant to the terms of the Crisp Consulting Agreement, among other things: (i) for the period of June 16, 2023 through December 15, 2023 (“Phase I”), Mr. Crisp will provide transition support to effectuate the transition to the interim CEO, including supporting high priority turnover of external relationships, advice relating to the Company's business, and related services, up to twenty hours per week; and (ii) for the period of December  16, 2023 through June 15, 2024 (“Phase II”), Mr. Crisp will provide services to complete other advisory needs and duties for up to ten hours per week. For the duration of Phase I, the Company shall pay to Mr. Crisp a potential total fee amount of $312,500 in periodic installments, and for the duration of Phase II, the Company shall pay to Mr. Crisp a potential total fee amount of $156,250 in periodic installments. Provided that Mr. Crisp executes a general release in favor of the Company, upon the completion of Phase I, Mr. Crisp will receive a lump sum payment equal to $1,523,437.50, and provided that

Mr. Crisp executes a general release in favor of the Company, upon the completion of Phase II, Mr. Crisp will receive a lump sum payment equal to $507,812.50. In the event the Crisp Consulting Agreement is terminated by Mr. Crisp or by the Company for cause (as defined in the Crisp Consulting Agreement): (i) Mr. Crisp shall forfeit and lose all entitlement to any amounts other than the accrued but unpaid fees due and payable at the time of the termination and shall forfeit any interest in any portion of the Phase I compensation or Phase II compensation that had not been earned as of such date; and (ii) all of Mr. Crisp’s outstanding equity awards will cease vesting as of the date the Crisp Consulting Agreement is terminated, and Mr. Crisp shall forfeit and lose all entitlement to all unvested equity awards.. In the event the Crisp Consulting Agreement is terminated by Mr. Crisp or terminated for cause by reason of his breach of the restrictive covenants in the Crisp Separation Agreement, Mr. Crisp shall forfeit and lose all entitlement to any portion of the Phase I bonus or Phase II bonus not paid prior to the date the Crisp Consulting Agreement is terminated.

The Company has agreed to reimburse Mr. Crisp’s reasonable attorney fees of up to $40,000 in connection with his review and execution of the Crisp Separation Agreement and the Crisp Consulting Agreement subject to certain terms and conditions.

The foregoing description of the Crisp Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Crisp Employment Agreement, which is filed as Exhibit 10.5 to the Company’s Periodic Report on Form 10-Q filed with the Securities and Exchange Commission (the “Commission”) on November 15, 2021, and which is incorporated by reference herein. The foregoing descriptions of the Crisp Separation Agreement and the Crisp Consulting Agreement are each not complete and are each qualified in their entirety by reference to the full text of each of the Crisp Separation Agreement and the Crisp Consulting Agreement, as applicable, and which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and each of which are incorporated by reference herein.

(c)

On June 15, 2023, the Company appointed Adrienne Elsner, a director of the Company, to serve as Interim Chief Executive Officer of the Company, effective immediately. Ms. Elsner is a business leader with a track-record of delivering transformational change across North American and International businesses. Ms. Elsner served as President, Chief Executive Officer, and Director of Charlotte’s Web Holding, Inc., a leader in hemp-derived CBD extract products, from 2019 to 2021. From 2015 to 2018, she served as President, U. S. Snacks, Kellogg Company, a manufacturer and marketer of convenience foods. Before that, she worked with notable companies in the consumer products industry including Kraft Foods, Quaker Oats, Johnson & Johnson and Procter & Gamble. Ms. Elsner serves on the Board of Directors for Owens Corning, a Fortune 500 industrial manufacturing company. She previously served on the board of the Ad Council. Ms. Elsner received an MBA in Finance and Marketing from the University of Chicago and a Bachelor of Science in Business from the University of Arizona.

The Company has entered into an employment agreement with Ms. Elsner (the “Elsner Employment Agreement”), which sets forth the principal terms and conditions of her employment as the Company’s Interim Chief Executive Officer, including, among other things: (i) the Elsner Employment Agreement will remain in force and effect for the twelve-month period beginning June 16, 2023 and ending June 15, 2024 unless earlier terminated; (ii) the Company will pay to Ms. Elsner as compensation for the performance of her duties and obligations under the Elsner Employment Agreement an annual base salary of $550,000 in periodic installments; (iii) Ms. Elsner will be eligible to receive an equity award under the Incentive Plan with a grant date fair value equal to approximately 200% of Ms. Elsner’s base salary under the Elsner Employment Agreement, subject to such Company and individual performance goals as may be established by the Board or Compensation Committee, and such award shall time vest on June 15, 2024, provided Ms. Elsner remains employed through such date; (iv) Ms. Elsner will be eligible to receive a one-time equity incentive award with a grant date fair value equal to approximately 200% of Ms. Elsner’s base salary under the Elsner Employment Agreement based on performance as determined in the sole discretion of the Board or Compensation Committee of the Board; (v) Ms. Elsner is entitled to a bonus opportunity of 125% of base salary based on performance as determined by the Board or Compensation Committee, (vi) reimbursement of COBRA continuation coverage premiums for Ms. Elsner and Ms. Elsner’s dependents through the earliest of 18 months, the maximum COBRA period, or the date on which Ms. Elsner becomes eligible under another group health plan and (vii) during Ms. Elsner’s employment term, Ms. Elsner is entitled to participate in all employee benefit plans, practices, and programs, including fringe benefits and perquisites, that are maintained by the Company.

In the event Ms. Elsner is terminated by the Company without cause or by Ms. Elsner for good reason, Ms. Elsner is entitled to (i) the base salary for the remainder of the Elsner Employment Agreement term, (ii) a lump sum amount equal to the annual bonus earned prior to termination; (iii) a lump sum amount equal to the remaining annual bonus assuming performance targets were satisfied; (iv) reimbursement of COBRA continuation coverage premiums for Ms. Elsner and Ms. Elsner’s dependents through the earliest of 18 months, the maximum COBRA period, or the date on which Ms. Elsner becomes eligible under another group health plan; (v) a lump sum equal to the amount equivalent to the cost of six months of COBRA premiums, grossed up for taxes, if Ms. Elsner has not become eligible for coverage under other group health coverage on the 18 month anniversary of the termination; and (vi) equity awards subject to time-based vesting will become vested to the extent such awards would be vested had Ms. Elsner remained employed through the duration of the Elsner Employment Agreement and the performance vesting period will continue to run through the end of the Elsner Employment Agreement. In the event Ms. Elsner’s employment is terminated due to death or disability, Ms. Elsner is entitled to the amounts described in (i) and (vi) in the foregoing sentence.

The Company has agreed to reimburse Ms. Elsner’s reasonable and documented attorney fees to provide legal advice to Ms. Elsner in connection with the review and execution of the Elsner Employment Agreement. The Company has agreed to reimburse certain of Ms. Elsner’s moving costs and to provide a housing allowance of $3,000 a month, grossed up for taxes.

The foregoing description of the Elsner Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Elsner Employment Agreement, which is filed as Exhibit 10.3 hereto, and which is incorporated by reference herein.

(d)

On June 15, 2023, the Company appointed Richard Mack as a director to the Board to fill the vacancy created by the resignation of Mr. Crisp as a director of the Company, effective immediately.

Richard Mack is an experienced, entrepreneurial business executive with significant expertise in the finance and agricultural industry. Mr. Mack was a founding executive of The Mosaic Company, holding various senior executive posts from its formation in 2004. From June 2014 through January 2018, Mr. Mack served as Executive Vice President and Chief Financial Officer for The Mosaic Company. Under his leadership at The Mosaic Company, Mr. Mack oversaw business operations in eight countries with over 10,000 employees and oversaw and developed the company’s corporate strategy, finances, and key operational and employee matters. Mr. Mack was also the founder of Streamsong Resort. Prior to his tenure at Mosaic, Mr. Mack served as corporate counsel to Cargill, Inc., an international producer and marketer of food, agricultural, financial, and industrial products and services, and was a co-founder of Cargill’s corporate venture capital arm. Mr. Mack has been a director of Titan Machinery, a public company in the agricultural and construction retail sector, since June 4, 2015. Mr. Mack received an M.B.A. from Northwestern University’s Kellogg School of Management, a J.D. from Hamline University and a B.S. from Moorhead State University.

In connection with his appointment as a non-employee director of the Board, Mr. Mack will receive a compensation package in accordance with the Company’s existing compensation policy for non-employee directors.

Mr. Mack has been appointed to serve on the Board’s Audit & Risk Committee and Compensation Committee.

The Company has entered into its standard form of indemnification agreement with Mr. Mack. The form of the indemnification agreement was previously filed by the Company as Exhibit 10.10 to the Company’s Current Report on Form 8-K filed with the Commission on October 5, 2021, and which is incorporated by reference herein.

There are no arrangements or understandings between Mr. Mack and any other persons, pursuant to which Mr. Mack was selected as a member of the Board. There are also no family relationships among any of the Company’s other directors or executive officers and Mr. Mack, and Mr. Mack does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.
On June 16, 2023, the Company issued two press releases relating to the leadership changes mentioned above. Copies of the press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2 and are each incorporated herein in their entirety by reference.

Limitation on Incorporation by Reference. The information furnished in this Item 7.01, including the press releases attached hereto as Exhibit 99.1 and Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in the press releases attached as exhibits hereto, the press releases contain forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary notes in the press releases regarding these forward-looking statements.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Separation and Release Agreement, dated as of June 15, 2023, by and between Matt Crisp and Benson Hill, Inc.
10.2	Consulting Agreement, dated as of June 15, 2023, by and between Matt Crisp and Benson Hill, Inc.
10.3	Interim Employment Agreement, dated as of June 16, 2023, by and between Adrienne Elsner and Benson Hill, Inc.
99.1	Press Release, dated June 16, 2023, relating to the CEO transition
99.2	Press Release, dated June 16, 2023, relating to the appointment of Richard Mack
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENSON HILL, INC.

By:	/s/ Dean Freeman
Dean Freeman
Chief Financial Officer
Date: June 16, 2023